SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 02, 1996

                             C-COR ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

     Pennsylvania                   0-10726                 24-0811591
(State of incorporation)    (Commission File Number)  (IRS Employer ID No.)

60 Decibel Road, State College, Pennsylvania               16801
   (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code   814 238-2461

                                 Not applicable
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

The Registrant announces that Scott C. Chandler will become the Registrant's President and Chief Executive Officer, effective August 13, 1996.

For the past six years, Mr. Chandler has held a number of key positions at U S WEST. Most recently, Mr. Chandler was Vice President - General Manager, U S WEST Communications Cable & Multimedia.

Mr. Chandler holds a Masters Degree in Business Administration from the Wharton School of Business and graduated from Whitworth College, Spokane, Washington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-COR ELECTRONICS, INC.
(Registrant)

Dated:  July 17, 1996

By: /s/ Chris A. Miller
Vice President - Finance, Secretary and Treasurer